TRITON INTERNATIONAL LIMITED REPORTS FOURTH QUARTER AND FULL YEAR 2016 RESULTS

Hamilton, Bermuda, March 14, 2017 – Triton International Limited (NYSE: TRTN), ("Triton") today reported results for the fourth quarter and full year ended December 31, 2016. On July 12, 2016 Triton Container International Limited ("TCIL") and TAL International Group, Inc. ("TAL") completed their previously announced strategic combination and became wholly-owned subsidiaries of Triton.

Highlights:

•	Triton reported Net income attributable to shareholders of $22.8 million and Income before income taxes of $31.1 million for the fourth quarter of 2016.

•	Triton reported Adjusted pre-tax income of $19.0 million in the fourth quarter of 2016.

•	Utilization averaged 93.6% for the fourth quarter of 2016 and averaged 93.3% for the full year.

•	As previously announced, Triton declared a quarterly dividend of $0.45 per share payable on March 30, 2017 to shareholders of record as of March 20, 2017.

Financial Results

The following table depicts Triton’s selected key financial information for the fourth quarter and full year ended December 31, 2016 and 2015 (dollars in millions, except per share data). Financial information for periods prior to July 12, 2016 is for TCIL (the accounting acquirer in the strategic combination of TCIL and TAL) only.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2016	2015	% Change	2016	2015	% Change
Leasing revenues	$259.5	$173.0	50.0%	$828.7	$707.8	17.1%
Income (loss) before income taxes	$31.1	$18.9	64.6%	$(5.8)	$131.7	(104.4%)
Net income (loss) attributable to shareholders	$22.8	$12.8	78.1%	$(13.5)	$111.1	(112.2%)
Net income (loss) per share - diluted	$0.31	$0.32	(3.1%)	$(0.24)	$2.71	(108.9%)
Adjusted pre-tax income(1)	$19.0	$21.2	(10.4%)	$49.1	$140.7	(65.1%)
Adjusted net income(1)	$15.3	$19.7	(22.3%)	$48.9	$135.8	(64.0%)
(1) Adjusted pre-tax income and Adjusted net income are non-GAAP financial measures that we believe are useful in evaluating our operating performance. Triton's definition and calculation of Adjusted pre-tax income and Adjusted net income, including reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures, are outlined in the attached schedules.

Operating Performance
“Triton finished an eventful year in 2016 with strong momentum,” commented Brian M. Sondey, Chairman and Chief Executive Officer of Triton. “After being very challenging since early 2015, market conditions started to improve in the summer of 2016 and the improvements accelerated in the fourth quarter. Triton’s operating and financial performance improved throughout the third and fourth quarters as well.”
“The improvement in market conditions has been strongest for our dry container product line. In 2016, modest trade growth combined with reduced new container production volumes to significantly reduce excess container inventories. Leasing demand was further supported by an increased preference for leasing and stronger than expected containerized trade volumes after the end of the traditional summer peak season for dry containers. Triton’s net container pick-ups in the third and fourth quarters of 2016 were close to record levels, and new and used container inventories were historically low at the end of the year. Triton’s utilization increased 2.2% during the fourth quarter to reach 94.8% as of December 31, 2016. Triton’s utilization currently stands at 95.5%.”
“New dry container prices increased rapidly in the fourth quarter of 2016 due to a strong rebound in steel prices in China and increased orders for new containers. Market lease rates also increased rapidly due to the increase in new container prices and the improved container supply / demand balance. Used dry container sale prices stabilized in the third quarter and increased gradually in the fourth quarter, though the rate of improvement has so far lagged the increase in new container prices and market lease rates. We expect used dry container sale prices will continue to increase in 2017 if current market conditions are sustained.”
“Triton generated $19.0 million of Adjusted pre-tax income in the fourth quarter of 2016. This level of profitability represents a solid increase from our normalized results in the third quarter, though the increase in the fourth quarter did not reflect the full impact of the improvement in market conditions and our operating trends. Purchase accounting reduced our reported profitability by $9.7 million in the fourth quarter. In addition, we continued to be impacted by the loss of revenue on the majority of containers previously on-hire to Hanjin Shipping Co. ("Hanjin"), and we also incurred an increase in repair expenses in the fourth quarter as we accelerated repairs on idle containers in response to improved leasing demand. Fortunately, we expect these factors to fade over the next several quarters.”
“The bankruptcy of Hanjin continues to have a significant impact on our business, but we are making good progress recovering our containers and expect the recovery process to be mostly complete during the first half of 2017. As of March 14, 2017, 78% of the containers previously on-hire to Hanjin have been recovered, and another 11% of the containers have been negotiated for release and are in the process of recovery.”
“We continue to make excellent progress on our post-merger integration. We expect to complete systems integration during the second quarter of 2017 and we remain on track to achieve our target of $40 million of annual organizational cost savings. In addition, our customers, lenders, suppliers and other stakeholders are taking note of the increased competitive distance between Triton and our peers, and are seeing benefits for themselves in working closely with the clear market leader.”
Outlook
Mr. Sondey continued, “Market conditions remain generally favorable at the start of 2017. Leasing company inventories of used dry containers are limited, and inventories of new containers at the container factories are near recent historical lows. New container prices and market leasing rates have started 2017 on a positive trajectory, and the price for a new twenty foot dry container is currently in the range of $2,200. Market lease rates for new dry container long-term leases are currently higher than the average lease rates in Triton’s lease portfolio, which should mitigate the impacts of lease re-pricing if current market conditions are sustained.”
“We expect that new container production volumes will remain limited in the first half of 2017 and that the supply of containers will remain constrained despite the improved market fundamentals. We expect that container manufacturers in China will be required to convert all of their dry container production facilities to a new paint system which will take many container factories off-line for a portion of the second quarter. In addition, a number of leasing companies and shipping lines continue to face financial constraints that will likely limit their investments in new containers.”
“Our outlook for trade growth and leasing demand in 2017 is less clear. Our customers are generally reporting stronger than expected cargo volumes and improved freight rates for the first quarter, but ongoing global economic instability and increased threats of protectionism create meaningful risks to global economic growth, trade growth and leasing demand.”
“We expect our Adjusted pre-tax income to increase from the fourth quarter of 2016 to the first quarter of 2017. The first quarter typically represents our weakest quarter of the year since demand for dry containers is usually weakest in the post-holiday period and since the quarter has two fewer days than the fourth quarter. However, we expect ongoing improvements in our core operating trends to outweigh the first quarter seasonal weakness. If market conditions remain strong, we expect our financial results will improve sequentially through 2017.”

Dividend

As previously announced, Triton's Board of Directors has approved and declared a $0.45 per share quarterly cash dividend on its issued and outstanding common shares, payable on March 30, 2017 to shareholders of record at the close of business on March 20, 2017.

Investors’ Webcast

Triton will hold a Webcast at 9 a.m. (New York time) on Wednesday, March 15, 2017 to discuss its fourth quarter and full year results. An archive of the Webcast will be available one hour after the live call through Friday, April 28, 2017. To access the live Webcast or archive, please visit Triton’s website at http://www.trtn.com.

About Triton International Limited

Triton International Limited is the parent of Triton Container International Limited and TAL International Group, Inc., each of which merged under Triton on July 12, 2016 to create the world’s largest lessor of intermodal freight containers and chassis. Triton operates a container fleet over five million twenty-foot equivalent units ("TEU"), and our global operations include acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis.

Contact

Andrew Greenberg
Senior Vice President,
Finance & Investor Relations
(914) 697-2900

The following table sets forth the combined equipment fleet utilization(a) as of and for the periods indicated:

	Quarter Ended
	December 31,	September 30,	June 30,	March 31,
Average Utilization	93.6%	92.4%	93.3%	94.0%
Ending Utilization	94.8%	92.6%	93.7%	93.5%

(a) Utilization is computed by dividing total units on lease (in cost equivalent units, or "CEUs") by the total units in fleet (in CEUs), excluding new units not yet leased and off-hire units designated for sale. For the utilization calculation, units on lease to Hanjin were treated as off-lease effective August 1, 2016.

The following table provides the composition of our equipment fleet as of December 31, 2016 (in units, TEUs and cost equivalent units, or “CEUs”):

	December 31, 2016
	Equipment Fleet in Units	Equipment Fleet in TEUs
Dry	2,747,497	4,443,935
Refrigerated	217,564	417,634
Special	84,077	147,217
Tank	11,961	11,961
Chassis	21,172	38,321
Equipment leasing fleet	3,082,271	5,059,068
Equipment trading fleet	15,927	26,276
Total	3,098,198	5,085,344

	December 31, 2016
	Equipment Fleet in CEUs
Operating leases	6,126,320
Finance leases	368,468
Equipment trading fleet	72,646
Total	6,567,434

Important Cautionary Information Regarding Forward-Looking Statements

Certain statements in this release, other than purely historical information, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that include the words "expect," "intend," "plan," "believe," "project," "anticipate," "will," "may," "would" and similar statements of a future or forward-looking nature may be used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Triton's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements.
These factors include, without limitation, economic, business, competitive, market and regulatory conditions and the following: failure to realize the anticipated benefits of the combination of TCIL and TAL, including as a result of a delay or difficulty in integrating the businesses of TCIL and TAL; uncertainty as to the long-term value of Triton's common shares; the expected amount and timing of cost savings and operating synergies resulting from the transaction; decreases in the demand for leased containers; decreases in market leasing rates for containers; difficulties in re-leasing containers after their initial fixed-term leases; their customers' decisions to buy rather than lease containers; their dependence on a limited number of customers for a substantial portion of their revenues; customer defaults; decreases in the selling prices of used containers; extensive competition in the container leasing industry; difficulties stemming from the international nature of their businesses; decreases in the demand for international trade; disruption to their operations resulting from the political and economic policies of foreign countries, particularly China; disruption to their operations from failures of or attacks on their information technology systems; their compliance with laws and regulations related to security, anti-terrorism, environmental protection and corruption; their ability to obtain sufficient capital to support their growth; restrictions on their businesses imposed by the terms of their debt agreements; and other risks and uncertainties, including those risk factors set forth in the section entitled "Risk Factors" beginning on page 34 of the proxy statement/prospectus included in Triton’s Registration Statement on Form S-4, as amended.
The foregoing list of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere. Any forward-looking statements made herein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on Triton or its business or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

-Financial Tables Follow-

TRITON INTERNATIONAL LIMITED
Consolidated Balance Sheets
(Dollars in thousands, except share data)

	December 31, 2016	December 31, 2015
ASSETS:
Leasing equipment, net of accumulated depreciation of $1,787,505 and $1,566,963	$7,370,519	$4,362,043
Net investment in finance leases, net of allowances of $527 and $526	346,810	66,656
Equipment held for sale	99,863	—
Revenue earning assets	7,817,192	4,428,699
Cash and cash equivalents	113,198	56,689
Restricted cash	50,294	22,575
Accounts receivable, net of allowances of $28,082 and $8,297	173,585	110,970
Goodwill	236,665	—
Lease intangibles, net of accumulated amortization of $56,159	246,598	—
Insurance receivable	17,170	—
Other assets	53,126	37,911
Fair value of derivative instruments	5,743	2,153
Total assets	$8,713,571	$4,658,997
LIABILITIES AND SHAREHOLDERS' EQUITY:
Equipment purchases payable	$83,567	$12,128
Fair value of derivative instruments	9,404	257
Accounts payable and other accrued expenses	143,098	81,306
Net deferred income tax liability	317,316	20,570
Debt, net of unamortized deferred financing costs of $19,999 and $19,024	6,353,449	3,166,903
Total liabilities	6,906,834	3,281,164
Shareholders' equity:
Class A common shares, $0.01 par value; 235,200,000 authorized, none and 35,628,585 issued and outstanding respectively	—	445
Class B common shares, $0.01 par value; 4,800,000 authorized; none and 4,800,000 issued and outstanding respectively	—	60
Common shares, $0.01 par value, 294,000,000 shares authorized, 74,376,025 and no shares issued and outstanding respectively	744	—
Undesignated shares $0.01 par value, 6,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	690,418	176,088
Accumulated earnings	945,313	1,044,402
Accumulated other comprehensive income (loss)	26,758	(3,666)
Total shareholders' equity	1,663,233	1,217,329
Non-controlling interests	143,504	160,504
Total equity	$1,806,737	$1,377,833
Total liabilities and shareholders' equity	$8,713,571	$4,658,997

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Operations
(Dollars and shares in thousands, except earnings per share)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Leasing revenues:
Operating leases	$253,095	$170,988	$813,357	$699,810
Finance leases	6,452	2,012	15,337	8,029
Total leasing revenues	259,547	173,000	828,694	707,839

Equipment trading revenues	6,597	—	16,418	—
Equipment trading expenses	(6,211)	—	(15,800)	—
Trading margin	386	—	618	—

Net (loss) gain on sale of leasing equipment	(4,261)	(1,058)	(20,347)	2,013

Operating expenses:
Depreciation and amortization	120,006	83,174	392,592	300,470
Direct operating expenses	29,959	15,432	84,256	54,440
Administrative expenses	20,481	11,539	65,618	53,435
Transaction and other costsA	399	9,800	66,916	22,185
Provision (reversal) for doubtful accounts	1,103	(35)	23,304	(2,156)
Total operating expenses	171,948	119,910	632,686	428,374
Operating income	83,724	52,032	176,279	281,478
Other expenses:
Interest and debt expense	61,389	34,752	184,014	140,644
Realized loss on derivative instruments, net	1,171	1,097	3,438	5,496
Unrealized (gain) loss on derivative instruments, net	(9,648)	(3,593)	(4,405)	2,240
Write-off of deferred financing costs	—	1,170	141	1,170
Other (income) expense	(301)	(258)	(1,076)	211
Total other expenses	52,611	33,168	182,112	149,761
Income (loss) before income taxes	31,113	18,864	(5,833)	131,717
Income tax expense (benefit)	5,489	992	(48)	4,048
Net income (loss)	$25,624	$17,872	$(5,785)	$127,669
Less: income attributable to non-controlling interest	2,846	5,052	7,732	16,580
Net income (loss) attributable to shareholders	$22,778	$12,820	$(13,517)	$111,089
Net income (loss) per common share—Basic	$0.31	$0.32	$(0.24)	$2.75
Net income (loss) per common share—Diluted	$0.31	$0.32	$(0.24)	$2.71
Cash dividends paid per common share	$0.45	$—	$1.35	$—
Weighted average number of common shares and non-voting common shares outstanding—Basic	73,735	40,429	56,032	40,429
Dilutive stock options and restricted stock	112	—	—	503
Weighted average number of common shares and non-voting common shares outstanding—Diluted	73,847	40,429	56,032	40,932

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Cash Flows
(Dollars in thousands)

	Year Ended December 31, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014
Cash flows from operating activities:
Net (loss) income	$(5,785)	$127,669	$171,304
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	392,592	300,470	258,489
Amortization and write-off of deferred financing costs and other debt related amortization	6,075	6,844	13,938
Amortization of lease intangible	55,484	—	—
Net loss (gain) on sale of leasing equipment	20,347	(2,013)	(31,616)
Net (gain) loss on interest rate swaps	(4,405)	2,240	3,798
Deferred income taxes	(809)	3,353	4,134
Share compensation charge	5,399	12,048	18,686
Changes in operating assets and liabilities, net of acquired assets and liabilities:
Net equipment sold for resale activity	4,031	—	—
Accounts receivable	10,111	5,494	131
Accounts payable and other accrued expenses	10,694	(2,768)	(2,885)
Other assets	(9,509)	(2,814)	(2,548)
Cash payments on termination of derivative instruments	(37)	(1,219)	(1,057)
Net cash provided by operating activities	484,188	449,304	432,374
Cash flows from investing activities:
Purchases of leasing equipment and investments in finance leases	(629,332)	(398,799)	(809,446)
Proceeds from sale of equipment, net of selling costs	145,572	171,719	195,282
Cash collections on finance lease receivables, net of income earned	38,650	14,178	14,660
Cash and cash equivalents acquired	50,349	—	—
Other	(685)	(2,819)	(3,182)
Net cash (used in) investing activities	(395,446)	(215,721)	(602,686)
Cash flows from financing activities:
Redemption of common shares	(7,410)	—	—
Financing fees paid under debt facilities	(6,554)	(2,972)	(4,845)
Borrowings under debt facilities and proceeds under capital lease obligations	661,971	685,500	1,622,075
Payments under debt facilities and capital lease obligations	(602,152)	(886,979)	(1,209,377)
Decrease in restricted cash	31,396	8,877	17,268
Purchase of non-controlling interests	—	—	(70)
Distributions to non-controlling interest	(24,732)	(46,927)	(38,225)
Common stock dividends paid	(84,752)	—	(215,000)
Net cash (used in) provided by financing activities	(32,233)	(242,501)	171,826
Net increase (decrease) in unrestricted cash and cash equivalents	$56,509	$(8,918)	$1,514
Cash and cash equivalents, beginning of period	56,689	65,607	64,093
Cash and cash equivalents, end of period	$113,198	$56,689	$65,607
Supplemental disclosures:
Interest paid	$181,559	$131,749	$132,214
Income taxes paid	$309	$1,477	$1,552
Supplemental non-cash investing activities:
Equipment purchases payable	$83,567	$12,128	$109,949
Shares issued to acquire TAL	$510,186	$—	$—

A Transaction costs associated with the merger of TCIL and TAL and other costs for the fourth quarter and full year ended December 31, 2016 and 2015 were as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Employee compensation costs	$209	$3,164	$46,838	$15,426
Professional fees	78	2,729	14,295	2,840
Legal expenses	81	3,907	3,371	3,919
Other	31	—	2,412	—
Total	$399	$9,800	$66,916	$22,185
Employee compensation costs include costs to maintain and retain key employees, severance expenses, and certain stock compensation expense, including retention and stock compensation expense pursuant to plans established as part of TCIL's 2011 re-capitalization. Professional fees and legal expenses include costs paid for services directly related to the closing of the merger and include legal fees, accounting fees and transaction and advisory fees.

Non-GAAP Financial Measures
We use the terms "Adjusted pre-tax income "and "Adjusted net income" throughout this press release.
Adjusted pre-tax income is defined as income before income taxes as further adjusted for certain items which are described in more detail below, which management believes are not representative of our operating performance. Adjusted pre-tax income excludes gains and losses on interest rate swaps, the write-off of deferred financing costs, transaction and other costs, and non-controlling interest. Adjusted net income is defined as net income further adjusted for the items discussed above, net of income tax.
Adjusted pre-tax income and Adjusted net income are not presentations made in accordance with U.S. GAAP. Adjusted pre-tax income and Adjusted net income should not be considered as alternatives to, or more meaningful than, amounts determined in accordance with U.S. GAAP, including net income.
We believe that Adjusted pre-tax income and Adjusted net income are useful to an investor in evaluating our operating performance because these measures:

•	are widely used by securities analysts and investors to measure a company’s operating performance;

•
help investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure, our asset base and certain non-routine events which we do not expect to occur in the future; and

•
are used by our management for various purposes, including as measures of operating performance and liquidity, to assist in comparing performance from period to period on a consistent basis, in presentations to our board of directors concerning our financial performance and as a basis for strategic planning and forecasting.

We have provided reconciliations of Net income (loss) before income taxes and Net income (loss) attributable to shareholders, the most directly comparable U.S. GAAP measures, to Adjusted pre-tax income and Adjusted net income in the tables below for the three and twelve months ended December 31, 2016 and 2015.

TRITON INTERNATIONAL LIMITED Non-GAAP Reconciliations of Adjusted Pre-tax Income and Adjusted Net Income (Dollars in Thousands)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Income (loss) before income taxes	$31,113	$18,864	$(5,833)	$131,717
Add (subtract):
Unrealized (gain) loss on derivative instruments, net	(9,648)	(3,593)	(4,405)	2,240
Write-off of deferred financing costs	—	1,170	141	1,170
Transaction and other costs	399	9,800	66,916	22,185
Less:
Income attributable to non-controlling interest	2,846	5,052	7,732	16,580
Adjusted pre-tax income	$19,018	$21,189	$49,087	$140,732

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net income (loss) attributable to shareholders	$22,778	$12,820	$(13,517)	$111,089
Add (subtract):
Unrealized (gain) loss on derivative instruments, net	(7,775)	(3,335)	(4,389)	2,161
Write-off of deferred financing costs	—	1,086	141	1,129
Transaction and other costs	322	9,096	66,679	21,405
Adjusted net income	$15,325	$19,667	$48,914	$135,784